UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Amendment No. 3)

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HIGHLAND BUSINESS SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHLAND BUSINESS SERVICES, INC.

201 Avenida Fabricante, Suite 100

San Clemente, California 92672

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 6, 2011

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Highland Business Services, Inc., a Nevada corporation, (“Highland” or “Company”) to be held on October 6, 2011, at 9:00 a.m., local time, at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.  The purpose of our Annual Meeting is to do the following:

1.

To elect three members of the board of directors to hold office until the next annual meeting or until their successor have been elected and qualified;

2.

To approve an amendment to Highland’s articles of incorporation to change the name of the Company to “Elevate, Inc. or any other similar name;”

3.

To approve an amendment to Highland’s articles of incorporation to decrease the number of shares of common stock we are authorized to issue from 450,000,000 to 100,000,000 shares;

4.

To approve an amendment to Highland’s articles of incorporation to authorize 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share;

5.

To approve the 2011 Stock Incentive Plan;

6.

To ratify the appointment of De Joya Griffith & Company, LLC as  our independent auditors for the fiscal year ending May 31, 2012; and

7.

To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Please read the proxy statement and exhibits concerning Highland, which are mailed with this notice, for a more complete statement regarding the proposals to be acted upon at the Annual Meeting.

Our Board of Directors has fixed the close of business on August 26, 2011 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  A list of such stockholders will be available for examination by any stockholder at the Annual Meeting.  For ten days prior to the Annual Meeting, this list will also be available for inspection by stockholders, for any purpose germane to the meeting, during normal business hours at the Company’s Executive offices at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.

By Order of the Board of Directors

Wright W. Thurston
Chief Executive Officer

San Clemente, California

September 22, 2011

IMPORTANT

Your vote is important.  Whether or not you expect to attend the Annual Meeting in person, we urge you to please vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  We urge you to promptly vote your shares by signing, dating and mailing the enclosed proxy.  Doing so will save the Company the expense and extra work of additional solicitation.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

HIGHLAND BUSINESS SERVICES, INC.

201 Avenida Fabricante, Suite 100

San Clemente, California 92672

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

October 6, 2011

This statement is furnished in connection with the solicitation by the Board of Directors of Highland Business Services, Inc. (hereinafter “Highland” or “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders to be held on October 6, 2011 at 9:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about September 23, 2011.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked by the stockholder at any time prior to the Annual Meeting by filing an instrument revoking it or by submitting a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by the Company’s Chairman, Wright W. Thurston.  The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on August 26, 2011, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 25,086,600 shares of Common Stock.  Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the Company’s stockholders.  Only stockholders of record at the close of business on August 26, 2011 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of the Company’s stock entitled to vote shall constitute a quorum for the transaction of business.  Directors are elected by a plurality of votes properly cast by the holders of shares entitled to vote in the election at the Annual Meeting at which a quorum is present.  A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (three at the Annual Meeting).  Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors.

In connection with Proposal 1, the three nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors, with abstentions and broker non-votes having no effect. Each of Proposals 2, 3 and 4 require the affirmative vote of a majority of the issued and outstanding shares of common stock on the Record Date.  Proposals 5 and 6 require the favorable vote of a majority of the shares of common stock present at the Annual Meeting, either by proxy or in person, assuming that a quorum is present or represented at the meeting.  Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other proposal and accordingly will have no effect.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein.  IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL OF THE PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2, 3, 4, 5 AND 6, AS APPLICABLE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The names of our directors and executive officers and their ages, positions, and biographies as of September 22, 2011 are set forth below.  Our executive officers are appointed by, and serve at the discretion of, our board of directors.  There are no family relationships among any of our directors or executive officers.

Directors	Age	Title	Term
Wright W. Thurston	34	CEO, President, Treasurer & Chairman of the Board	Since February 2011
Rod Place	40	Chief Operating Officer	Since May 2011
Donna Moore	65	Chief Financial Officer & Secretary	Since March 2011
Alexander Chester	41	Chief Communication Officer	Since July 2011
Bryan Ferre	41	Chief Marketing Officer	Since April 2011
Jordan Folsom	27	Vice President of Training	Since April 2011
Benjamin Ward	30	Vice President of Sales and Marketing	Since April 2011
Calvin Fox	90	Director	Since August 2011

Wright Wesley Thurston, has served as our Chief Executive Officer, President, Treasurer and Chairman of the Board since February 22, 2011.  Mr. Thurston is a successful, serial entrepreneur who began his career in 1996 with the formation of Future Phones, an independent direct sales company in the emerging cellular phone industry. Future Phones achieved acclaim as one of the fastest growing and largest independent direct sales organization in the cellular phone industry. Beginning in 1997 through 2001 the company recruited, trained and deployed more than 2000 independent sales representatives throughout the United States. The company was one of the first to offer an e-commerce Web site focused on direct sales of wireless phones during the transformational period from analog to digital phones. Mr. Thurston sold Future Phones in 2001 to a national cellular retailer when he was just 24 years of age. In just a few short years Future Phones transformed the industry by introducing a direct to consumer business model and selling more than 20,000 subscriber accounts. Mr. Thurston has developed a proprietary recruiting and training methodology, which made a lasting impact on the entire mobile industry.

In 2002 Mr. Thurston recognized an emerging opportunity the subscription-based monitored home security industry. A technology transformation was beginning to happen, as security systems connected to a central station through a traditional landline would be replaced by cellular communications. Mr. Thurston seized the opportunity to make monitored home security available to a previously underserved market by devising a new go-to-market strategy combined with innovative pricing and provisioning options which would make monitored home security accessible for middle-income and low-income families. As CEO of Firstline Security, Inc. from 2002 to 2006, Mr. Thurston directed its expansion to more than 150,000 subscribers and more than $100MM in revenue. The company was recognized as the fifth largest homes security company by SDM magazine and was listed on the Inc. 500 in 2006. In the fall of that year, Mr. Thurston was recognized as a finalist for the Ernst & Young Entrepreneur of the Year award.

During his tenure at Firstline, Mr. Thurston began to perceive a shift in technology, which would have impact on virtually every digital service, from voice and data to security and automation.

In 2007 he stepped aside as CEO at Firstline to form Elevate Marketing Group, LLC. Mr. Thurston has recruited, trained and deployed more than 20,000 independent reps over the past decade. His visionary approach to sales training and keen insights into market behavior has led to more than 200,000 subscriber activations for digital services. Mr. Thurston is the author of the proprietary compensation plan at Elevate, which compensates sales representatives for both new customer acquisitions as well as long-term loyalty, a concept that is revolutionizing the customer experience with digital service providers. Mr. Thurston has consistently established, organized and deployed loyal sales teams who have set new standards for customer loyalty and satisfaction. His pioneering spirit and attitude is a source for inspiration and motivation throughout the enterprise. Mr. Thurston is a hands on leader who often is found in the field and on the streets as he engages with Elevate sales representatives, vendors and partners and Elevate subscribers.

Rod Place, has served as our Chief Operating Officer since May 25, 2011.  In September 2009, Mr. Place founded his own company RITEWIRE, a commercial voice, video, data and security, which generated approximately 2.4 million dollars in revenue before being acquired by Highland Business Services, Inc. in May 2011.  From August 2006 to September 2009, Mr. Place was also responsible for creating a nationwide installation network for 180 Connect to working with In2Networks to help them implement a design to their product allowing them to control Security, HVAC, Data, Audio and Video.  During his tenure with 180 Connect, the Company went through a series of reorganizations which began when the company was acquired by DirecTV™, and then subsequently acquired by MasTec.

Mr. Place has always worked with companies on the cutting edge, from MFS Intelenet Networks in 1992 where he project managed and installed the first central office switches to compete against the local telco company (Pacific Bell) to cutting edge IP based systems tied to Crestron controls with large residential developments.  During his 20 plus year career, Mr. Rod Place has held various executive positions with both startups as well as established multi-billion dollar corporations.  He has served as VP of Operations at MCI Worldcom to President and CEO of his own technology firm RITEWIRE.  His expertise ranges from voice and data system installation and integration in all commercial type facilities, to analysis and convergence consultation to companies integrating future technologies

Donna Moore, has served as our Chief Financial Officer and Secretary since March 2, 2011.  Between 2008 and 2010, Ms. Moore served as a part time Controller for Skye International, Inc. in Scottsdale, AZ.  Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007.  Ms. Moore is a business financial professional with over 25 years of hands-on business experience.  Ms. Moore has held positions as controller and secretary treasurer of both public and private corporations.  Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting.  Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University.

Alexander Chester, has been our Chief Communication Officer since July 29, 2011. Prior to becoming Chief Communication Officer, Mr. Chester was Chief Officer of Operations since April 11, 2011 and resigned prior to his appointment as Chief Communication Officer.  In 1999, Mr. Chester founded Blue Telecommunications Limited, a switch-less reseller, selling low cost minutes, NGN, data, wireless and VOIP products.  In 2002 after a successful year generating revenues over 47 million, GBP, Blue Telecommunications was acquired by MDS Telecommunication Group.  In 2002, Mr. Chester left the partnership venturing into the Export Finance sector.  Working in the export finance sector Mr. Chester responsibilities were focused on the operations of the organization in the roles of Managing Director and COO, reporting and communicating with investors.  Over a period of six years he has raised over $12 million in funding with the responsibility of delivering to plan, and communicating with investors.  During this time revenues were generated exceeding $150 million.

Bryan Ferre, has been our Chief Marketing Officer since April 11, 2011.  Mr. Ferre began his career in 1991 as an Art Director.  In 1998 Mr. Ferre became Senior Art Director for the worldwide Web properties of Intel when he joined EURO RSCG.  After successfully launching four premiere Web sites including intel.com Mr. Ferre formed a technology marketing consulting firm in Washington DC to help clients make a successful transition to the Web.  He was responsible for successful Web projects including the launch of Quadrem.com, a joint venture between five of the world’s largest mining companies.  Mr. Ferre sold CIMBEO consulting to the Anderson Group in 2001.  In 2002 Mr. Ferre began working with Firstline Security and was soon appointed Chief Marketing Officer.  During his tenure at Firstline he directed the expansion of sales and marketing efforts throughout the United States.  The company added more than 200,000 customers during this expansion.  Mr. Ferre left Firstline and founded Zipadi Technologies, a software company delivering digital publishing services for the iPad and iPhone.  Mr. Ferre joined Elevate Marketing Group, LLC as a consultant in 2008 and was appointed CMO in 2011.

Jordan Folsom, has been our Vice President of Training since April 11, 2011.  Mr. Folsom has been involved in both door-to-door sales and telemarketing for over ten years and has consistently set records for the largest volume of personal sales in each company he has worked with.  He earned over a million dollars by the time he was twenty-four through reaching extremely high levels of success in direct sales.  This level of income was reached primarily from personal sales but was also supplemented through recruiting, training and leading large sales teams.

Mr. Folsom is responsible for test marketing every product that comes through Elevate Marketing Group, LLC’s doors.  He has spent hundreds of hours discovering and creating the most effective ways to market each product in Elevate’s bundle and close sales.  He creates duplicable sales processes through online training programs, training DVD’s, audio CD’s, and training manuals.  He also travels nationwide throughout the year training large groups of sales representatives.  Mr. Folsom has the ability to recruit large sales organizations in a very short amount of time and effectively train them to bring large volumes of products directly to consumers, whether through direct door to-door contact, over the phone, or through a friend and family referral program.  He trained the entire Elevate management team throughout the pre-launch in 2009 in large meetings and by taking all of the key players out on the doors and creating the sales approaches and training content that the company’s reps carried with them throughout the year.  His training program proved to be very successful in Elevate’s pre-launch.

Benjamin Ward, has been our President of Sales and Marketing since April 11, 2011.  Mr. Ward is one of the masterminds in the creation of Elevate Marketing Group, LLC.  He has a passion for sales and marketing and a college background in business psychology.  He started his business career in 1999 in the door-to-door field working with Wright Thurston.  He started as a basic door-to-door representative and worked his way up to the highest executive position.  From 2006 through 2008 Mr. Ward was the top Regional Vice-President for Firstline Security, an INC 500 Company.  He was the highest personal producer and earner out of over 2,000 independent contractors with the company.  He earned just under $1 million in five years selling and leading his way to the top of that organization, all by the time he was 27 years old.

Mr. Ward has consistently demonstrated industry leading results within the door to door arena.  Over the last four years, he has recruited over 2,500 sales reps, selected among the best from college campuses and reputable organizations all over the United States.  He has also trained them on selling bundled service products door to door, overcoming the obstacles that come with meeting someone at their door to sell them products.  In addition to his unique ability to recruit, retain, manage and lead large sales forces, Mr. Ward is a dynamic and highly skilled teacher and trainer.  He has led hundreds of the ‘best of the best’ salesmen across the nation to personal success and huge financial earnings.

Calvin Fox, has been a member of our Board of Directors since August 2, 2011.  Mr. Fox brings significant experience with the public markets and strong connections with various leading houses on Wall Street and in Europe.  Mr. Fox has been a consultant to growth companies in emerging markets for more than 60 years, and has orchestrated public offerings for over 30 innovative companies across many different industries, including nuclear medicine, broadcast entertainment, and digital telecommunications.  Throughout his career, Mr. Fox has invested substantially in evolutionary business models, and has demonstrated a knack for identifying and capitalizing early on market trends, as evidenced by his leadership role in the creation of and IPOs for many industry leading companies, most recently Syncor Pharmaceuticals, Majestic Television and National Tech Team.

Director Independence

Since the Over the Counter Bulletin Board (“OTCBB”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).  Our Board has not made the determination whether any of our Directors are considered independent, as defined in Section 803A of the NYSE Amex LLC Company Guide.  Therefore, as of the date of this filing, each Director should be considered as non-independent.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Wright W. Thurston, our President, serves as the Chairman of the Board of Directors.  The Board believes this leadership structure provides the most efficient and effective leadership model for the Company by enhancing the Chairman and President’s ability to provide clear insight and direction of business strategies and plans to both the Board and management.  The Board regularly evaluates its leadership structure and currently believes the Company can most effectively execute its business strategies and plans if the Chairman is also a member of the management team.  A single person, acting in the capacities of Chairman and President, promotes unity of vision and leadership, which allows for a single, clear focus for management to execute the Company’s business strategies and plans.  While the Board has not made a determination as to director independence and all our Directors are considered as non-independent we do not have a designated lead independent director.

We take a comprehensive approach to risk management which is reflected in the reporting process by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.  Our senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Corporate Governance and Board Matters

Board of Directors’ Meetings

In fiscal year 2011 to date, Board of Directors’ actions were taken by fourteen (14) Directors’ unanimous consents in lieu of regularly scheduled or special meetings.  Directors are encouraged but not required to attend annual meetings of the Company’s stockholders.

Board Committees

Our Director acts as our Audit Committee, and performs the same functions as an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditor’s independence, the financial statements and their audit report, and reviewing management's administration of the system of internal accounting controls.  The Company does not currently have a written Audit Committee charter or similar document.  We have no financial expert on the Board.  We believe the cost related to retaining a financial expert at this time is prohibitive.

Director Nominations

Generally, nominees for Director are identified and suggested by the members of the Board using various methods.  The Board has not retained any executive search firms or other third parties to identify or evaluate Director candidates in the past and does not intend to in the near future.  In selecting a nominee for Director, the Board considers the following criteria:

1.

whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member; and

4.

whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

The Board has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership.  Rather the Board will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.

During 2011, the Company received no recommendation for Directors from its stockholders.

The Company will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year.  Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources.  Any stockholder who wishes to recommend for the Company’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address:  201 Avenida Fabricante, Suite 100, San Clemente, California 92672.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board may send a letter to the Secretary of the Corporation at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  The Corporate Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the Chairman of the Board, the Board of Directors, or other individual Directors as appropriate.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

(3)

Compliance with applicable governmental laws, rules and regulations;

(4)

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)

Accountability for adherence to the code.

We have not adopted a formal, written code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision to not adopt such a code of ethics results from having a small management structure operating as the management for the Company.  We believe that the interaction which occurs within such a small management structure eliminates the current need for such a code, in that violations of the code would be reported to the party generating the violation.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on September 8, 2011 by those persons known to beneficially own more than 5% of our capital stock and by our Directors and executive officers.  The percentage of beneficial ownership for the following table is based on 25,236,600 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 8, 2011 pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management and Directors

	Name of Beneficial Owner (1)	Number of Shares	Percent Beneficially Owned
Common	Wright Thurston	12,911,562(2)	51.1%
Common	Rod Place	50,000	--
Common	Donna Moore	26,000	--
Common	Alex Chester	2,046,240(3)	8.1%
Common	Bryan Ferre	0	--
Common	Jordan Folsom	705,600(4)	2.7%
Common	Benjamin Ward	2,734,200(5)	10.8%
Common	Calvin Fox	500,000(6)	1.9%
	Directors & Officers as a Group	18,973,602	75.1%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).  Each Party’s address is in care of the Company at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.

(2)

Includes 11,551,562 shares indirectly owned by Mr. Thurston and directly owned by Ascend Investment Group, LLC, of which Mr. Thurston is the manager and his wife owns 100% of the membership interest of Ascend Investment Group, LLC, and 1,360,000 shares are indirectly owned by Mr. Thurston and directly owned by Elevate Genesis, LLC, of which Mr. Thurston is the manager.

(3)

Includes 2,046,240 shares indirectly owned by Mr. Chester and directly owned by Rough Stone LLC, of which Mr. Chester is the managing member.

(4)

Includes 705,600 shares indirectly owned by Mr. Folsom and directly owned by Butchy Marketing Inc., of which Mr. Folsom is the President.

(5)

Includes 2,734,200 shares indirectly owned by Mr. Ward and directly owned by 4Ward Enterprise LLC, of which Mr. Ward is the managing member.

(6)

Includes 500,000 options granted to Mr. Fox.

Security Ownership of Certain Beneficial Owners

	Name of Beneficial Owner (1)	Number of Shares	Percent Beneficially Owned
Common	Summit Capital USA Inc. 605 West Knox Road, Suite 102 Tempe, Arizona 85284-3804	1,999,950	7.9%
Common	Ascend Investment Group, LLC(2)	11,551,562	45.7%
Common	4Ward Enterprise, LLC(2)	2,734,200	10.8%
Common	Rough Stone LLC(2)	2,046,240	8.1%
Common	Elevate Genesis, LLC(2)	1,360,000	5.3%
	Directors & Officers as a Group	19,691,952	78.0%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)

Each Party’s address is in care of the Company at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.

*The information used for the table of Security Ownership of Certain Beneficial Owners is based on the information reported on the beneficial owners’ Schedule 13D filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and Directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, Directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and Directors, we believe that as of the date of this filing they were current in their filings except for Jordan Folsom and Calvin Fox who have not filed their initial Form 3 filing.

DIRECTOR COMPENSATION

Directors currently do not receive any cash compensation for serving on the Board of Directors, or for any other services rendered to the Company in their capacity as a director of the Company, but are reimbursed for expenses they incur in connection with their attendance at board meetings.

On August 2, 2011, the Board of Directors approved the grant of options to purchase 1,000,000 shares of our common stock (exercisable at $1.20 per share for a term of five years) to the Company’s new Director, Calvin Fox, for services to be rendered. Of the 1,000,000 options 500,000 vested at issuance and the remaining 500,000 will vest upon mutually agreed upon milestones.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We do not currently have a Compensation Committee of the Board of Directors.  Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Board ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Board believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having two executive officers, the Board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the year ended May 31, 2010, our former Chief Executive Officer received compensation totaling $3,000 and our former President received compensation totaling $5,400 for their roles associated as the Company’s officers.

During the year ended May 31, 2011, our current Executive Officers received compensation totaling $60,000 for their roles associated as the Company’s officers.

No actions took place in 2011 relative to Executive Compensation.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our current Executive Officers for the fiscal year ended May 31, 2011.

Additionally, the table below summarizes the total compensation paid to or earned by our former Chief Executive Officer, Rodger Spainhower, Sr., and our former President, Marie Moffett, for the fiscal year ended May 31, 2010. The table includes compensation for services as a Director paid to our former executive officers.

SUMMARY COMPENSATION TABLE
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Wright Thurston(1),
CEO, President & Chairman of the Board	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

Rod Place(2),
Chief Operating Officer	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Donna Moore(3),
CFO & Secretary	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Alexander Chester(4),
Chief Communication Officer	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

Bryan Ferre(5),
Chief Marketing Officer	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

Jordan Folsom(6),
Vice President of Training	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

Benjamin Ward(7),
Vice President of Sales and Marketing	2011	12,000	-0-	-0-	-0-	-0-	-0-	-0-	12,000

Rodger Spainhower, Sr.(8),
Former CEO/Former CFO/ Former Board Chairman	2010	3,000	-0-	-0-	-0-	-0-	-0-	-0-	3,000

Marie Moffett(9),
Former President/ Former COO/ Former Director	2010	5,400	-0-	-0-	-0-	-0-	-0-	-0-	5,400

(1)

Mr. Thurston was appointed Chief Executive Officer and President of the Company on February 22, 2011.

(2)

Mr. Place was appointed Chief Operating Officer of the Company on June 1, 2011.

(3)

Mrs. Moore was appointed Chief Financial Officer and Secretary of the Company on March 2, 2011.

(4)

Mr. Chester was initially appointed Chief Officer of Operations of the Company on April 11, 2011 and subsequently on July 29, 2011 Mr. Chester resigned as COO and was appointed as Chief Communication Officer of the Company.

(5)

Mr. Ferre was appointed Chief Marketing Officer of the Company on April 11, 2011.

(6)

Mr. Folsom was appointed Vice President of Training of the Company on April 11, 2011.

(7)

Mr. Ward was appointed Vice President of Sales and Marketing of the Company on April 11, 2011.

(8)

Mr. Rodger resigned as Chief Executive Officer, Chief Financial Officer and Director of the Company on February 22, 2011.

(9)

Ms. Moffett resigned as President, Chief of Operations and Director of the Company on February 22, 2011.

Employment Agreements

On June 1, 2011, the Company entered into an Employment Agreement with Mr. Rod Place, wherein he agreed to serve as Chief Operating Officer of the Company. The term of the agreement began on June 1, 2011 and will continue until terminated by either party. The Company agreed to compensate Mr. Place with a base annual salary of $120,000. In addition, Mr. Place shall be granted 50,000 shares of unrestricted common stock as a signing bonus (the 50,000 registered shares of common stock were issued on June 28, 2011) and an additional 200,000 shares of restricted common stock when agreed upon goals are met. Mr. Place shall be eligible to participate in the Company’s Stock Incentive Plan and shall be granted an option to purchase 100,000 restricted shares of common stock upon reaching mutually agreed upon personal performance goals. A copy of the employment agreement is filed herewith as Exhibit 10.2.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his/her resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company, except with respect to a breach of contract on the part of the Company.

Option Grants in Last Fiscal Year

During the years ended May 31, 2011 and 2010, we did not grant any options to our officers and Directors. Subsequently, on August 2, 2011, the Board of Directors approved the grant of options to purchase 1,000,000 shares of our common stock (exercisable at $1.20 per share for a term of five years) to the Company’s new Director, Calvin Fox, for services to be rendered. Of the 1,000,000 options 500,000 vested at issuance and the remaining 500,000 will vest upon mutually agreed upon milestones.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

De Joya Griffith & Company, LLC has served as our principal independent public accountant since April 2011. Our former principal independent public accountant, Nick Herb Accounting Services, PC, served as our principal independent public accountant since 2008.  Representatives from these firms will not be present at the meeting of stockholders.  Therefore, they will not be making a statement and will not be available to respond to any questions.

Audit and Non-Audit Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided by DeJoya Griffith & Company, LLC for the audit of our annual financial statements for the year ended May 31, 2011 and Nick Herb Accounting Services, PC for the audit of our annual financial statements for the year ended May 31, 2010 and for the review of the financial statements included in our Form 10-Q for the periods ended August 31, 2010, November 30, 2010 and February 28, 2011:

	Fiscal Year Ended May 31, 2011	Fiscal Year Ended May 31, 2010

Audit Fees(1)	$22,000	$6,263.40
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$22,000	$6,263.40

(1)

Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

Audit Committee Policies and Procedures

Pursuant to the provisions contained in our Bylaws and Articles of Incorporation, our Board of Directors performs the same functions as an audit committee.  While we do not have formal written Audit Committee policies and procedures in place, we do adhere to accounting standards set forth by the Financial Accounting Standards Board (“FASB”) with respect to financial reporting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2011 Annual Meeting of Stockholders, a Board of Directors consisting of three members will be elected, each Director to hold office until his/her term expires or a successor is elected and qualified, or until the Director resigns, is removed or becomes disqualified.  We currently have two Directors, Mr. Wright W. Thurston and Mr. Calvin Fox.

Our Board has nominated for re-election the current members of the Board of Directors of the Company, Mr. Wright W. Thurston and Calvin Fox.  In addition, the Board has also nominated Kathleen Roberts as nominee for election at the Annual Meeting.  The following is certain information with respect to the nominees for election as directors.

WRIGHT W. THURSTON, age 34, has been a Director, Chief Executive Officer, President and Treasurer of the Company since February 22, 2011.Mr. Thurston is a successful, serial entrepreneur who began his career in 1996 with the formation of Future Phones, an independent direct sales company in the emerging cellular phone industry. Future Phones achieved acclaim as one of the fastest growing and largest independent direct sales organization in the cellular phone industry. Beginning in 1997 through 2001 the company recruited, trained and deployed more than 2000 independent sales representatives throughout the United States. The company was one of the first to offer an e-commerce Web site focused on direct sales of wireless phones during the transformational period from analog to digital phones. Mr. Thurston sold Future Phones in 2001 to a national cellular retailer when he was just 24 years of age. In just a few short years Future Phones transformed the industry by introducing a direct to consumer business model and selling more than 20,000 subscriber accounts. Mr. Thurston has developed a proprietary recruiting and training methodology, which made a lasting impact on the entire mobile industry.

In 2002 Mr. Thurston recognized an emerging opportunity the subscription-based monitored home security industry. A technology transformation was beginning to happen, as security systems connected to a central station through a traditional landline would be replaced by cellular communications. Mr. Thurston seized the opportunity to make monitored home security available to a previously underserved market by devising a new go-to-market strategy combined with innovative pricing and provisioning options which would make monitored home security accessible for middle-income and low-income families. As CEO of Firstline Security, Inc. from 2002 to 2006, Mr. Thurston directed its expansion to more than 150,000 subscribers and more than $100MM in revenue. The company was recognized as the fifth largest homes security company by SDM magazine and was listed on the Inc. 500 in 2006. In the fall of that year, Mr. Thurston was recognized as a finalist for the Ernst & Young Entrepreneur of the Year award.

During his tenure at Firstline, Mr. Thurston began to perceive a shift in technology, which would have impact on virtually every digital service, from voice and data to security and automation.

In 2007 he stepped aside as CEO at Firstline to form Elevate. Mr. Thurston has recruited, trained and deployed more than 20,000 independent reps over the past decade. His visionary approach to sales training and keen insights into market behavior has led to more than 200,000 subscriber activations for digital services. Mr. Thurston is the author of the proprietary compensation plan at Elevate, which compensates sales representatives for both new customer acquisitions as well as long-term loyalty, a concept that is revolutionizing the customer experience with digital service providers. Mr. Thurston has consistently established, organized and deployed loyal sales teams who have set new standards for customer loyalty and satisfaction. His pioneering spirit and attitude is a source for inspiration and motivation throughout the enterprise. Mr. Thurston is a hands on leader who often is found in the field and on the streets as he engages with Elevate sales representatives, vendors and partners and Elevate subscribers.

CALVIN FOX, age 90, has been a member of our Board of Directors since August 2, 2011.  Mr. Fox brings significant experience with the public markets and strong connections with various leading houses on Wall Street and in Europe.  Mr. Fox has been a consultant to growth companies in emerging markets for more than 60 years, and has orchestrated public offerings for over 30 innovative companies across many different industries, including nuclear medicine, broadcast entertainment, and digital telecommunications.  Throughout his career, Mr. Fox has invested substantially in evolutionary business models, and has demonstrated a knack for identifying and capitalizing early on market trends, as evidenced by his leadership role in the creation of and IPOs for many industry leading companies, most recently Syncor Pharmaceuticals, Majestic Television and National Tech Team.

KATHLEEN ROBERTS, age 50, is being nominated to serve as a member of our Board.  Ms. Roberts will provide our Board with significant operational expertise, due to her experience as an executive of various companies, including Discover Bank which she is the retired President and her 34 year experience serving Discover Card and parent companies, Morgan Stanley and Dean Witter.  Ms. Roberts is the Chairman and Chief Executive Officer of Santa Fe Trust, Inc., a privately owned, fully independent trust company. Santa Fe Trust, Inc. is the largest independent trust company in the state of New Mexico, servicing hundreds of trust clients throughout the United States.  Her career began at Sears, Roebuck & Company the firm that launched Discover Card.  She moved from front-line assignments in the Seattle Group to Human Resources Management, Customer Service Manager and Technical Support Specialist.

Moving to Chicago in 1986 to take the assignment at Discover Card she returned to Human Resources.  She was next promoted to the firm’s Operations Department as Director in Columbus Ohio after serving as Human Resource manager for all three operations in Ohio.  During her service as Director of Operations she supervised the Customer Service inbound call center for the firm’s 24 hour site, Card Member Security, Physical Security and Operations Budget.  Ms. Roberts’ next assignment was as General Manager of the firm’s Recovery Division, a profit center where debt is recovered after charge off.  In this role she managed the outsourced collection agencies, attorneys, probate and bankruptcy departments as well as internal collectors.  In 1997 she was asked to open the firm’s newest call center in Salt Lake City where she was named Vice President and General Manager.  She served on the Loan Committee of Morgan Stanley Bank while overseeing Customer Service, Product Marketing and New Accounts.

The firm named Ms. Roberts as President and Chief Operating Officer of Discover Bank in December of 2000.  During this period of her career Ms. Roberts supervised the largest Bank in Delaware.  The retail bank offered deposit products, consumer mortgages, consumer loans and community services consistent with the Community Reinvestment Act.   Ms. Roberts served on the Delaware Bankers Association for the entire tenure of her presidency, and headed the organization during her last year at the bank.  Ms. Roberts also held a seat at the ABA’s Council on Banking for her tenure as Discover Bank’s President.  Community involvement included the Board of Junior Achievement in Delaware and the YWCA Board.  With the firm’s support she organized the first Black Tie event for JDRF Delaware and served on the Board of organ Stanley’s Charitable Trust.  Ms. Roberts attended Pacific Lutheran University and completed the American Bankers Association’s Stonier School of Banking I and II.  Most recently, Ms. Roberts attended and completed Trust Officer training at the Canon Trust School.

The nominees have consented to their nomination to the Board of Directors, and will serve if elected.  The Company has no reason to believe that the nominees will be unavailable to serve as a Director.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon.  We expect the nominees to be able to serve if elected, but if any of the nominees notifies us before this meeting that he/she is unable to do so, then the proxies will be voted for a substitute nominee or nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCOPORATION TO

CHANGE THE COMPANY NAME TO ELEVATE, INC., OR ANY OTHER SIMILAR NAME

On July 5, 2011, our Board unanimously approved, subject to stockholder approval, an amendment to our articles of incorporation to change the Company’s name from “Highland Business Services, Inc.” to “Elevate, Inc.” or any other similar name.  At the Annual Meeting, stockholders will be asked to approve the proposed amendment to our articles of incorporation to change the name of the Company.

Our management and Board believe that the corporate name change will better reflect our corporate identity. The current name of Highland Business Services, Inc. reflects the original business of the Company of providing professional services to public companies.  In March 2011, the Company exchanged corporate stock for 100% of the outstanding membership interest of Elevate Marketing Group, LLC, a premier digital services provider with an array of IP and wireless residential services.  As a result of acquiring Elevate Marketing Group, LLC, the Company’s main focus has been redirected to the operations of Elevate Marketing Group, LLC.  The Board believes that the name “Elevate, Inc.” or any other similar name will better reflect the Company’s new business and strategy.

The change of our name will not by itself affect in any way the validity of currently outstanding stock certificates or the trading of our securities.  Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold.  Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

If the stockholders approve this amendment, the Company intends to apply for a change to its OTC Bulletin Board ticker symbol.

The approval of Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock on the Record Date.  If approved by the stockholders, the proposed amendment to our articles of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Nevada, which will occur as soon as reasonably practicable after the annual meeting. The proposed Certificate of Amendment is attached to this proxy statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCOPORATION TO DECREASE THE

AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 450,000,000 TO 100,000,000

Our board has adopted, subject to stockholder approval, an amendment to our articles of incorporation to decrease the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 450,000,000 to 100,000,000 shares.  Our board recommends that our stockholders approve the amendment.

As of August 2, 2011, we had 25,086,600 shares of common stock outstanding.  An additional 10,000,000 shares are reserved for future issuance under our 2011 Stock Incentive Plan.  Accordingly, if Proposal 2 is approved, we will still have an aggregate of 64,913,400 shares of common stock available for issuance.

We believe that it is advisable and in the best interests of the Company and our stockholders to decrease the number of shares of common stock that we are authorized to issue.  A reduction in the number of authorized shares of common stock will allow us to reduce the fees we pay annually to the State of Nevada.

We believe that, following the reduction in authorized common stock, we will still have a sufficient number of shares available to meet our existing obligations and to enable us to respond to potential business opportunities and to pursue important objectives that may present themselves from time to time.  We believe we will still have the flexibility to pursue strategic business relationships, financings and acquisitions through the issuance of common stock and common stock derivatives and to attract and retain talented directors, officers, employees and consultants through the grant of stock options and other stock-based incentives.  However, if in the future we need to issue more shares than are authorized in order to effect a transaction, such as an acquisition for stock or an equity offering, we will need to seek stockholder approval to increase the number of authorized shares.  The delay that would likely result from seeking stockholder approval could impair our ability to close the transaction.

The approval of Proposal 3 requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock on the Record Date.  If approved by the stockholders, the proposed amendment to our articles of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Nevada, which will occur as soon as reasonably practicable after the annual meeting. The proposed Certificate of Amendment is attached to this proxy statement as Exhibit A.

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with appraisal rights in connection with this amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO

AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.001 PER SHARE

Authorization of Preferred Stock

Our Board of Directors recommends an amendment to our Articles of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock.  This type of preferred stock allows the Board of Directors to divide the preferred shares into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences, and to issue shares of any series without further stockholder approval.  The purpose for establishing the class of preferred shares is to give the Company the flexibility to take advantage of various business opportunities, including financing, stockholders’ rights plans and other corporate purposes.

The preferred stock will enable the Company, at the option of the Board of Directors, to issue series of preferred shares in a manner calculated to take advantage of financing techniques that may provide a lower effective cost of capital to the Company.  The availability of “blank check” preferred shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders’ meeting.

At this current time, we intend to issue preferred stock in a private placement to raise capital if the proposed amendment to the articles of incorporation is approved.  The authorization of the “blank check” preferred shares is not in response to any takeover attempt or any other expression of interest indicated by a third party.

The Board of Directors will be authorized, without stockholder approval, to issue preferred shares on the terms that the Board of Directors determines in its discretion.  For example, the Board of Directors will be able to determine the voting rights; dividend or distribution rates; dates for payment of dividends or distributions; whether dividends are cumulative, that is, whether dividends must first be paid on outstanding preferred shares that are issued before common share dividends are paid; any other preference rights; liquidation prices; redemption rights and prices; any sinking fund requirements; any conversion rights and prices; and any restrictions on the issuance of any series of preferred shares. Thus, further authorization for the issuance of the preferred shares by a vote of stockholders will not be solicited prior to such issuance.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management.  The issuance of shares of preferred stock pursuant to the Board of Directors’ authority described above may adversely affect the rights of holders of common stock.  For example, preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.  Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.  Like the common shares, the preferred shares will have a par value of $0.001 per share.

Approval of the proposed Amendment to authorize “blank check” preferred stock requires the affirmative vote of the majority of the issued and outstanding shares of the Company’s common stock on the Record Date.  If authorized by the requisite number of shares, the proposed Amendment will become effective upon the filing of the proposed Certificate of Amendment with the Secretary of State of the State of Nevada, which will occur as soon as practicable after authorization.  The proposed Certificate of Amendment is attached to this proxy statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK.

PROPOSAL 5

APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

2011 Stock Incentive Plan

On June 30, 2011, our Board of Directors established the 2011 Stock Incentive Plan (the “2011 Plan”), which expires on June 30, 2021.  Our Board of Directors determined that it would be in the best interest of the Company to adopt and approve a long-term stock incentive plan which will provide employees, officers, Directors, and consultants added incentive for high levels of performance and unusual efforts to increase the earnings and stockholder value of the Company.  We expect that equity-based incentives will comprise an important part of future compensation packages needed to attract qualified executives, key employees, Directors and consultants to the Company.  Accordingly, the Board of Directors approved the 2011 Plan.  Stockholder approval of the 2011 Stock Incentive Plan is expected to ensure that the Company will have long-term, equity-based incentives and rewards to issue to its future employees as well as to help ensure, to the extent possible, the tax deductibility by the Company of awards under the 2011 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  The Code, among other things, provides certain tax advantages to persons granted stock options under a qualifying “incentive stock option plan.”  In order to take advantage of the favorable tax attributes associated with such options that may be granted under the 2011 Plan, it is proposed that the stockholders approve the 2011 Plan.

The 2011 Plan is effective as of June 30, 2011.  The material terms of the 2011 Plan are summarized below.  The summary is qualified in its entirety by reference to the specific provisions of the 2011 Plan, the full text of which is set forth in Exhibit B to this proxy statement.  As of the date of this proxy statement, we have issued 500,000 options under the 2011 Plan.

Purposes of the 2011 Plan

The purposes of the 2011 Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and Directors, contractors and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

Stock Subject to the 2011 Plan

Shares that are eligible for grant under the 2011 Plan to participants include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock.  “Incentive Options” are any options designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.  “Non-Qualified Options” are any options that are not an Incentive Option.  To the extent that any option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a ten percent stockholder or because it exceeds the annual limit, it shall to that extent constitute a Non-Qualified Option.  “Restricted Stock” are shares of Common Stock issued pursuant to any restrictions and conditions as established in the 2011 Plan.

The 2011 Plan provides that a maximum of Ten Million (10,000,000) shares of common stock are available for grant as awards under the 2011 Plan.

Administration

Authority to control and manage the operation and administration of the 2011 Plan shall be vested in the Board of Directors, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee").  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 and Section 16 of the Exchange Act.  As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

The Administrator has full power and authority:  (a) to determine the persons to whom, and the time or times at which, Incentive Options or Non-Qualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the 2011 Plan; (c) to create, amend or rescind rules and regulations relating to the 2011 Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any Option or Stock Purchase Agreement under the 2011 Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the 2011 Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Restricted Stock; (i) to provide for rights of first refusal and/or repurchase rights in any Option Agreement or Stock Purchase Agreement; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for in the 2011 Plan; and (k) to make all other determinations necessary or advisable for the administration of the 2011 Plan, but only to the extent not contrary to the express provisions of the 2011 Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the 2011 Plan shall be final and binding on the Company and all participants.

Eligibility

Incentive Options.  Only employees of the Company or of an affiliated company (including officers of the Company and members of the Board of Directors if they are employees of the Company or of an affiliated company) are eligible to receive Incentive Options under the 2011 Plan.

Non-Qualified Options and Restricted Stock.  Employees of the Company or of an affiliated company, officers of the Company and members of the Board of Directors (whether or not employed by the Company or an affiliated company), and service providers are eligible to receive Non-Qualified Options or acquire Restricted Stock under the 2011 Plan.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

No taxable income is recognized by a participant upon the grant of a non-qualified option where the exercise price of the option is equal to the fair market value of the Company's common stock as of the date the option is granted.  All non-qualified stock options granted under the 2011 Plan must have an exercise price equal to or greater than the fair market value of the Company's common stock at the time of grant.  Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares.  The income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the participant’s current compensation.  If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation.  The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided certain reporting requirements are satisfied.

If the exercise price of a non-qualified option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise.  If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged; however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above.  The new shares received by the participant equal in number to the old shares exchanged will have the same tax basis and holding period as the participant’s basis and holding period in the old shares.  The balance of the shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise.

Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as a long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Incentive Stock Options

No taxable income will be recognized by a participant under the 2011 Plan upon either the grant or the exercise of an incentive option.  Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition.  As is discussed below, the exercise of an incentive option also may result in an adjustment for purposes of the alternative minimum tax.

If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid.  However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year periods described above will constitute a "disqualifying disposition."  A disqualifying disposition involving a sale or exchange will result in ordinary income to the participant in an amount equal to the lesser of the fair market value of the stock on the date of exercise minus the exercise price, or the amount realized on disposition minus the exercise price.  If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain.  A disqualifying disposition as a result of a gift will result in ordinary income to the participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise.  Any loss realized upon a disqualifying disposition will be treated as a capital loss.  Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains).  The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition.

If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred.  However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon a participant's death, a mere pledge or hypothecation, or a transfer into the name of the participant and another person as joint tenants.

Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year.  For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised.  If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same.  If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.  For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise.  The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes.  If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the participant's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option.  This credit is available in the first year following the year of exercise in which the participant has a regular tax liability.

Under the 2011 Plan, the Administrator may permit a participant to pay the exercise price of an incentive option by delivering shares of Common Stock of the Company already owned by the participant, valued at their fair market value on the date of exercise.  Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged.  A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange.  In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the participant, in accordance with the rules described above for disqualifying dispositions.  If this special rule does not apply, then the new shares received by the participant upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the participant's basis and holding period in the old shares.  The balance of the shares received by the participant upon exercise of the option will have a tax basis equal to any cash paid by the participant, and if no cash was paid, the tax basis of such shares will be zero.  The holding period of the additional shares for capital gain purposes will commence on the date of exercise.  The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option.  If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Restricted Stock

The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase.  If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.  Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized.  The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest.  The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.  Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation.  If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation.  The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.  The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Effective Date of Plan

The effective date is June 30, 2011.  If our stockholders do not approve the 2011 Plan within 12 months after it was adopted by the Board of Directors, any incentive stock options granted under the 2011 Plan will be treated as Non-Qualified Stock Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT

OF DE JOYA GRIFFITH & COMPANY, LLC AS AUDITORS FOR THE YEAR 2012

Our Board of Directors has selected De Joya Griffith & Company, LLC to serve as our independent auditor for the current fiscal year, and the Board is asking stockholders to ratify that selection.  Although stockholders’ ratification of the Company’s independent auditor is not required by the bylaws or otherwise, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of De Joya Griffith & Company, LLC for ratification by stockholders as a matter of good governance.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF DE JOYA GRIFFITH & COMPANY, LLC AS AUDITORS FOR THE FISCAL YEAR 2012.

OTHER MATTERS

As of the date of this statement, our management knows of no business to be presented at the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which the Company did not receive timely notice.

Adjournments or Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies.  Any adjournment or postponement of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting, by approval of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists.  Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow Highland Business Services, Inc. Stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this Proxy Statement to Stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by the Company.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended May 31, 2011, which includes our financial statements, and provides additional information about us, is enclosed with this proxy statement.  It is also available on the website of the Securities and Exchange Commission at www.sec.gov.  You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending a written request to:  Highland Business Services, Inc., 201 Avenida Fabricante, Suite 100, San Clemente, California 92672, Attention: Investor Relations.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2012 Annual Meeting must be received by the Company by March 31, 2012.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  It is suggested the proposal be submitted by certified mail -- return receipt requested.  Stockholders who intend to present a proposal at the 2012 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than June 30, 2012.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Householding Procedure

We have adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the 2011 Annual Report on Form 10-K to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing costs, mailing costs, and fees.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the 2011 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials or the 2011 Annual Report on Form 10-K, stockholders may write us at the following address:

Investor Relations

Highland Business Services, Inc.

201 Avenida Fabricante, Suite 100

San Clemente, California 92672

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

By order of the Board of Directors

Wright W. Thurston
Chairman

San Clemente, California

September 22, 2011

EXHIBIT A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

Highland Business Services, Inc.

2.

The articles have been amended as follows:

Article I:

The name of the corporation shall be changed from Highland Business Services, Inc., to Elevate, Inc.

Article III:

The number of shares with a par value: 110,000,000 total authorized shares (100,000,000 Common and 10,000,000 Preferred).

Par Value per share: $0.001

Number of shares without par value: none

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             %

4.

Effective date of filing: (optional)

5.

Signature: (required)

X

Signature of Officer

A-1

EXHIBIT B

The Common Stock Purchase Options represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of a registration statement covering said Options or an opinion of counsel satisfactory to the Company that such registration is not required.

HIGHLAND BUSINESS SERVICES, INC.

2011 STOCK INCENTIVE PLAN

This 2011 STOCK INCENTIVE PLAN (the "Plan") is hereby established by Highland Business Services, Inc. May 6, 2011 (the "Effective Date").

ARTICLE 1.

PURPOSES OF THE PLAN

1.1

Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1

Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2

Affiliated Company. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(1) of the Code, respectively.

2.3

Board. "Board" means the Board of Directors of the Company.

2.4

Change in Control. "Change in Control" shall mean:

(a)

The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)

A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)

A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)

The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)

The approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5

Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6

Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

2.7

Common Stock. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8

Consultant. "Consultant" means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

2.9

Covered Employee. "Covered Employee" means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act.

2.10

Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.11

Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.12

Exchange Act. "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

2.13

Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

2.14

Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

(a)

If the Common Stock is then listed or admitted to trading on a Nasdaq or NYSE market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of grant on such market system or principal stock exchange on which the Common Stock is then listed or admitted to trading or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq or NYSE market system or such exchange on the next preceding day for which a closing sale price is reported.

(b)

If the Common Stock is not then listed or admitted to trading on a Nasdaq or NYSE market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing market prices of the Common Stock in the over-the-counter market on the date of grant.

(c)

If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.15

Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

2.16

Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

2.17

FINRA Dealer. "FINRA Dealer" means a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc.

2.18

Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.19

Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

2.20

Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

2.21

Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.22

Optionee. "Optionee" means a Participant who holds an Option.

2.23

Participant. "Participant" means an individual or entity who holds an Option or Restricted Stock under the Plan.

2.24

Purchase Price. "Purchase Price" means the purchase price per share of Restricted Stock.

2.25

Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.26

Service Provider. "Service Provider" means a Consultant or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.27

Stock Purchase Agreement. "Stock Purchase Agreement" means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

2.28

10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1

Incentive Options. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2

Nonqualified Options and Restricted Stock. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

3.3

Section 162(m) Limitation. Subject to the provisions of Section 4.2, no employee of the Company or of an Affiliated Company shall be eligible to be granted Options covering more than 2,000,000 shares of Common Stock during any calendar year.

ARTICLE 4.

PLAN SHARES

4.1

Shares Subject to the Plan. A total of 10,000,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Of this total, 10,000,000 shares are available for issuance pursuant to Incentive Options. For purposes of this Section 4.1, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

4.2

Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1

Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

5.2

Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3

Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock held by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.4

Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5

Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator. An Option granted to an employee who is not an officer, a director or Consultant of the Company must vest at a rate of at least 20% per year over a period of five years from the date of grant, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least 30 days following termination for any reason other than "Cause" as defined in any Option Agreement, and that the Optionee shall have the right to exercise the Option for at least six months if such termination was due to the death or Disability of the Optionee.

5.6

Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the IRS Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.7

Nontransferability of Options. Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

5.8

Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

ARTICLE 6.

RESTRICTED STOCK

6.1

Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives. The Purchase Price of Restricted Stock shall be determined by the Administrator, provided that (a) the Purchase Price shall not be less than 100% of Fair Market Value of the stock on the date the Restricted Stock is granted or at the time the purchase is consummated, or (b) if the person to whom a right to purchase Restricted Stock is granted is a 10% Shareholder on the date of grant, the Purchase Price shall not be less than 100% of Fair Market Value of the stock on the date the Restricted Stock is granted or at the time the purchase is consummated.

6.2

Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

6.3

Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

6.4

Rights as a Shareholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

6.5

Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination (provided that the right to repurchase at the original Purchase Price shall lapse at the rate of at least 20% per year over five (5) years from the date of the Stock Purchase Agreement for Participants other than directors, officers and Consultants of the Company), and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

In any event, the right to repurchase must be exercised within sixty (60) days of the termination of Participant's Continuous Service, and may be paid by the Company or its assignee by cash, check, or cancellation of indebtedness within thirty (30) days of the expiration of the right to exercise.

6.6

Vesting of Restricted Stock. Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

6.7

Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

ARTICLE 7.

ADMINISTRATION OF THE PLAN

7.1

Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

7.2

Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of; Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Restricted Stock; (i) to provide for rights of first refusal and/or repurchase rights in any Option Agreement or Stock Purchase Agreement; (t) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

7.3

Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

ARTICLE 8.

CHANGE IN CONTROL

8.1

Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company:

(a)

The Administrator shall have the discretion to provide in each Option Agreement or Stock Purchase Agreement the terms and conditions that relate to (i) vesting of such Option or Restricted Stock in the event of a Change in Control, and (ii) assumption of such Options or Stock Purchase Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Purchase Agreement.

(b)

If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c)

Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(d)

The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 9.

AMENDMENT AND TERMINATION OF PLAN

9.1

Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

9.2

Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10.

TAX WITHHOLDING

10.1

Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11.

MISCELLANEOUS

11.1

Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

11.2

No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

11.3

Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

11.4

Shareholder Approval. The Company shall obtain shareholder approval of the Plan within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

HIGHLAND BUSINESS SERVICES, INC.

PROXY

Annual Meeting of Stockholders

October 6, 2011

The undersigned appoints Wright W. Thurston, Chairman of Highland Business Services, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of stockholders of Highland Business Services, Inc., to be held October 6, 2011, beginning at 9:00 a.m., Local Time, at 201 Avenida Fabricante, Suite 100, San Clemente, California 92672 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated August 26, 2011, a copy of which has been received by the undersigned, as follows:

A. Proposal – The Board recommends a vote FOR Proposal 1.
	FOR	AGAINST	ABSTAIN
1. To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Elevate, Inc.” or any other similar name.	¨	¨	¨

B. Proposal – The Board recommends a vote FOR Proposal 2.
	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the Company’s Articles of Incorporation to decrease the number of authorized shares of common stock to 100,000,000.	¨	¨	¨

C. Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.
3.	Nominees:	FOR	WITHOLD
	Wright W. Thurston	¨	¨
	Calvin Fox	¨	¨
	Kathleen Roberts	¨	¨

D. Proposal – The Board recommends a vote FOR Proposal 4.
	FOR	AGAINST	ABSTAIN
4. To approve the 2011 Stock Incentive Plan	¨	¨	¨

E. Proposal – The Board recommends a vote FOR Proposal 5.
	FOR	AGAINST	ABSTAIN
5. The ratification of De Joya Griffith & Company, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012.	¨	¨	¨

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2011	Number of Shares ______________________

Please sign exactly as
Your name appears on
Your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
Persons, all of them must
Sign this proxy. If signing
in representative capacity	Signature
Please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO OCTOBER 3, 2011.

Mail To: Highland Business Services, Inc.,

c/o Stoecklein Law Group

402 W. Broadway, Suite 690, San Diego, CA 92101

Fax (619) 704-1325